Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 35 to File No. 002-97889; Amendment No. 35 to File No. 811-04304) of Delaware Group Government Fund of our reports dated September 24, 2007, included in the 2007 Annual Reports to shareholders.

/s/ Ernst & Young

Philadelphia, Pennsylvania
November 23, 2007